EXHIBIT 3.03
                            ARTICLES OF INCORPORATION

                                       OF

                           INTEGRAL TECHNOLOGIES, INC.

KNOW ALL MEN BY THESE PRESENTS, that the undersigned Incorporator being a natural person of the age of twenty-one years or more and desiring to form a body corporate under the laws of the state of Nevada does hereby sign, verify and deliver to the Secretary of State of Nevada, these Articles of
Incorporation:

     FIRST:  NAME.  The corporate name and style of this Corporation is Integral
                                                                        --------
Technologies,  Inc.
-------------------

     SECOND: PURPOSES AND POWERS. The objects for which said Corporation is formed and incorporated are as follows, to-wit:

     1. The Corporation shall have and may exercise all of the rights, powers and privileges now or hereafter conferred upon corporations organized under the laws of Nevada. In addition, the Corporation may do everything necessary, suitable or proper for the accomplishment of any of its corporate purposes. The Corporation may conduct part or all of its business in any other part of Nevada, of the U.S., of Canada or the world and may hold, purchase, mortgage, lease and convey real and personal property in any of such places. Additionally, by way of example and not limitation, the Corporation shall have the power to:

          a. Transact the business of investing on behalf of itself or others, any part of its capital and such additional funds as it may obtain, or any interest therein, either as tenants in common or otherwise, and selling or otherwise disposing of the same, or any part thereof, or interest therein.

          b. Issue bonds, debentures, or obligations of the Corporation, from time to time, for any of the objects or purposes of this Corporation, and to secure them by mortgage or mortgages, or deed or deeds of trust, or pledge or lien on any or all of the real and personal property, rights acquired and to be acquired, and to sell or otherwise dispose of any or all of them, all in such manner and upon such terms as the Board of Directors may deem proper.

          c. Lend or advance money or give credit to such persons, firms, or corporations on such terms as may seem expedient and in particular to customers and others having dealings with the Corporation, and to give guarantees or to become security for any such persons.

          d. Make and enter into all kinds of contracts, agreements, and operations by or with any person or persons, corporation or corporations; to acquire and undertake all or any part of the business assets and liabilities of any person or firm, association, or corporation in connection therewith; to take, acquire, purchase, hold, or rent, lease sell, exchange, mortgage, improve, renovate, develop and otherwise deal in and dispose of any and all property, real and personal, of every description incidental to or capable of being used in connection with the aforesaid business or any of them.

          e. Purchase or otherwise acquire and hold, sell, assign, transfer, mortgage, pledge, or otherwise dispose of shares of the capital stock and bonds, debentures or other evidences of indebtedness created by any other corporation or corporations, domestic or foreign, and while the holder thereof, to exercise all the rights and privileges of ownership, including the right to vote thereon.

          f. Purchase its own stock, when permitted by the laws of the State in which it is incorporated or doing business; to guarantee dividends on its own stock, and the stock of other corporations.


Articles of Incorporation of Integral Technologies, Inc.             Page 1 of 7

          g. Do all and everything necessary, suitable, convenient or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated or incidental to the powers herein named, or which shall, at any time, appear conducive to or expedient for the protection or benefit of the Corporation, either as holders of or interest in any property, or otherwise.

          h. Acquire (for cash or in exchange for its assets or securities or otherwise), operate, dispose of, and otherwise deal and engage in any lawful business activity for which corporations may be organized under the laws of Nevada.

     THIRD: PERIOD OF DURATION. The said Corporation is to have perpetual existence unless dissolved according to law.

     FOURTH: CAPITAL STOCK. The total number of shares of all classes which the Corporation shall have authority to issue is 70,000,000, of which 20,000,000
                                                 ----------           ----------
shares  shall  be  Preferred  Shares, par value $0.001 per share, and 50,000,000
                                                ------                ----------
shall  be  Common  Shares,  par  value  $0.001  per share, and the designations,
                                        ------
preferences, limitations, and relative rights of the shares of each class are as follows:

          1.  Preferred  Shares:  The  Corporation  may  divide  and  issue  the
              -----------------
     Preferred Shares in series. Preferred Shares of each series when issued shall be designated to distinguish them from the shares of all other series. The Board of directors is hereby expressly vested with authority to divide the class of Preferred Shares into series and to fix and determine the relative rights and preferences of the shares of any such series so established to the full extent permitted by these Articles of Incorporation and the laws of the State of Nevada in respect of the following:

               a. The number of shares to constitute such series, and the distinctive designations thereof;

               b. The rate and preference of dividends, if any, the time of payment of dividends, whether dividends are cumulative and the date from which any dividend shall accrue;

               c. Whether shares may be redeemed and, if so, the redemption price and the terms and conditions of redemption;

               d. The amount payable upon shares in event of involuntary liquidation;

               e. The amount payable upon shares in event of voluntary liquidation;

               f. Sinking fund or other provisions, if any, for the redemption or purchase of shares;

               g. The terms and conditions on which shares may he converted, if the shares of any series are issued with the privilege of conversion;

               h. Special, conditional or limited voting powers, or no right to vote, except to the extent prohibited by the laws of the State of Nevada; and


Articles of Incorporation of Integral Technologies, Inc.             Page 2 of 7

          i. Any other relative rights and preferences of shares of such series including, without limitation, any restriction on an increase in the number of shares of any series theretofore authorized and any limitation or restriction of rights or powers to which shares of any future series shall be subject.

          2.  Common  Shares:
              --------------

               a. The rights of holders of Common Shares to receive dividends or share in the distribution of assets in the event of liquidation, dissolution, winding up of the affairs of the Corporation shall be subject to the preferences, limitations, and relative rights of the Preferred Shares fixed in the resolution or resolutions which may be adopted from time to time by the Board of Directors of the Corporation providing for the issuance of one or more series of the Preferred Shares.

               b. The holders of the Common Shares shall be entitled to one vote for each share of Common Shares held by them of record at the time for determining the holders thereof entitled to vote.

               c. Unless otherwise ordered by a court of competent jurisdiction, at all meetings of shareholders a majority of the Shareholders entitled to vote at such meeting, represented in person or by proxy, shall constitute a quorum.

               d. The shareholders, by vote or concurrence of a majority of the outstanding shares of the Corporation, or any class or series thereof, entitled to vote on the subject matter, may take any action which, except for this provision, would require a two-thirds vote under the Nevada Corporation Code.

     FIFTH: DENIAL OF CUMULATIVE VOTING. Cumulative voting in the election of Directors shall not be permitted by this Corporation.
           -------------------------

     SIXTH: DENIAL OF PREEMPTIVE RIGHTS. A shareholder of the Corporation shall not be entitled to a preemptive right to purchase, subscribe for, or
------------------------
otherwise acquire any unissued or treasury shares of stock of the Corporation, or any options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares or any shares, bonds, notes, debentures, or other securities convertible into or carrying options or warrants to purchase, subscribe for or otherwise acquire any such unissued or treasury shares.

     SEVENTH: INITIAL BOARD OF DIRECTORS. The affairs and management of this Corporation shall be under the control of the Corporation's Board of Directors, which shall consist of not less than one (1) nor more than five (5) directors.
                                       ---                   ----
The following person(s) shall serve as director(s) until the first annual shareholders meeting or until their successors are duly elected and qualify:

          Name                                  Address
          ----                                  -------

          William S Robinson                    5843  Olympic  St.
                                                Vancouver, B.C. V6N 1Z7

          William A. Ince                       #102-688 West 12th Ave.
                                                Vancouver, B.C. V5Z 1M8

          Robert Pratt                          4604 - 46A Street
                                                Delta, B.C. V4K 2M6

     EIGHTH: TRANSACTIONS WITH INTERESTED DIRECTORS AND OFFICERS. None of the directors or officers of this Corporation shall, in the absence of fraud, be disqualified by his office from contracting, leasing, or otherwise dealing with this Corporation, either as a vendor, lessor, purchaser, or


Articles of Incorporation of Integral Technologies, Inc.             Page 3 of 7
otherwise, of which he shall he a member or in which he may be pecuniarily interested in any manner be disqualified form doing business with the Corporation. No director or officer, nor any firm, association or corporation or with which he is connected as aforesaid shall be liable to account to this Corporation or its stockholders for any profit realized by him from or through any such contract, lease or transaction, it being the express intent and purpose of this Article to permit this Corporation to buy or lease from, sell to or otherwise deal with partnerships, firms or corporations of which the directors and officers or in which they or any of them may have a pecuniary interest, and the contracts or leases of this Corporation, in the absence of fraud, shall not be void or voidable or affected in any manner by reason of any such membership. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies such contract or transaction.

     NINTH:  INDEMNIFICATION.

          1. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (other than an action by or in the right of the Corporation), by reason of the fact that he is or was a director, officer, employee, fiduciary, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorney fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the Corporation and with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

          2. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorney fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in the best interests of the Corporation; but no indemnification shall be made in respect of any claim, issue, or matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which such court deems proper.

          3. To the extent that a director, officer, employee, fiduciary or agent of a corporation has been successful on the merits in defense of any action, suit, or proceeding referred to in (a) or (b) or this Article Ninth or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney fees) actually and reasonably incur red by him in connection therewith.

          4. Any indemnification under (a) or (b) of this Article Nine (unless ordered by a court) and as distinguished from (c) of this Article shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, fiduciary or agent is proper in the circumstances because he has met the applicable standard of conduct


Articles of Incorporation of Integral Technologies, Inc.             Page 4 of 7
     set forth in (a) or (b) above. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or, if such a quorum is not obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

          5. Expenses (including attorney fees) incurred in defending a civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding as authorized in (c) or (d) above, upon receipt of an undertaking by or on behalf of the director, officer, employee, fiduciary or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the Corporation as authorized in this Article Nine.

          6. The indemnification provided by this Article Nine shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, and any procedure provided for by any of the foregoing, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, fiduciary or agent and shall inure to the benefit of heirs, executors, and administrators of such a person.

          7. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the Corporation, or who is or was serving at the request of the Corporation as a director, officer, employee, fiduciary or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under provisions of this Article Nine.

          8. Anything herein to the contrary notwithstanding, to the fullest extent permitted by the Nevada Corporation Code, as the same exists or may hereafter be amended, a director or officer of this Corporation shall not be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director or officer.

     TENTH: LOCATIONS OF MEETINGS. The Board of Directors and stockholders of this Corporation shall have the right to hold their meetings outside of the State of Nevada when deemed most convenient or to the best interests of the Corporation.

     ELEVENTH: RESIDENT AGENT. The name of the Corporation's Registered Agent and the street address in Nevada for such Resident Agent where service of process may be served are:

     The  Corporation  Trust  Company
     One  East  First  Street
     Reno,  Nevada  89501

     TWELFTH: DISPOSITION OF CORPORATE ASSETS. The Board of Directors may at any meeting, by a majority vote, sell, lease, exchange, and/or convey all of its property and assets, including its good will and/or its corporate franchises, upon such terms and conditions and for such consideration or considerations as the Board of Directors in their sole discretion deem expedient and for the best interest of the Corporation and said consideration or considerations may consist in whole or in part of shares of stock and/or securities of any other corporation or corporations; provided, however, in all such cases the affirmative vote of the holders of a majority of the Common Stock of said
Corporation then issued and outstanding shall be voted in ratification of the Board of Directors action, said vote to be taken at a special stockholders' meeting of the Corporation, duly called for that purpose. Nothing herein shall be construed to limit the power of the Board of Directors of the Corporation and said Board shall have power in its sole discretion to sell, lease, exchange and/or convey such parts or parcels of land or personal property or assets as the Board of Directors determine are no longer necessary or expedient to be held by the


Articles of Incorporation of Integral Technologies, Inc.             Page 5 of 7

Corporation. It is, however, specifically understood that the Board of Directors may at their discretion create a lien or mortgage on any or all of the assets of the Corporation in order to borrow money should the Board of Directors feel that it is necessary for the conduct of the business.

     THIRTEENTH: ACCESS TO CORPORATIONS BOOKS AND RECORDS BY SHAREHOLDERS. Stockholders shall at all times have the right to examine the books of the Corporation except as limited by these Articles of Incorporation. Such examination as hereinafter provided shall be made only by the stockholder in person, and no extract from the books or records of the Corporation shall be permitted to be made by any stockholder(s) of the Corporation. Such stockholder shall give assurance in writing satisfactory to the Board of Directors that he does not desire the information required or to be obtained by such inspection for the purpose of communicating the same to others who are not stockholders and, further, that he will not directly or indirectly disclose the Company's business or affairs to any person or persons whomsoever.

No information in regard to the business or operations of the Corporation and no copy of, or extract from, any of the books or records of the Corporation shall be furnished to any person by any officer or director of the Corporation except by direction and/or approval by the Board of Directors. Stockholders desiring information in regard to the business or operations of the Corporation, or desiring to make inspection of the books or records, shall first make application in writing to the Board of Directors stating the specific purpose of the application, the particular information desired and the books and records required for that purpose by such stockholder before such examination, and shall further satisfy the Board of Directors that said application is made in good faith and that said examination will not be detrimental to the interests of the Corporation.

     FOURTEENTH: REGISTERED HOLDER OF SHARES TREATED AS OWNER THEREOF. The Corporation shall be entitled to treat the registered holder of any shares of the Corporation as the owner thereof for all purposes, including all rights deriving from such shares, and the Corporation shall not be bound to recognize any equitable or other claim to, or interest in, such shares or rights deriving from such shares on the part of any other person including without limiting the generality hereof, a purchaser, assignee or transferee of such shares or rights deriving from such shares, unless and until such other person becomes the registered holder of such shares, whether or not the Corporation shall have either actual or constructive notice of the claimed interest of such other person. by way of example and not of limitation, until such other person has become the registered holder of such shares, he shall not be entitled: to receive notice of the meetings of the shareholders; to vote at such meetings; to examine a list of the shareholders; to be paid dividends or other sums payable to shareholders; or to own, enjoy and exercise any other rights deriving from such shares against the Corporation.

     FIFTEENTH: CONTROL OVER BYLAWS. The Board of Directors shall have the power to make and amend such prudential Bylaws as they deem proper and not inconsistent with the Constitution or the laws of the United States or of this State for the management of the property of this Corporation, the regulation and government of its affairs, and for the certification and transfer of its stock.


Articles of Incorporation of Integral Technologies, Inc.             Page 6 of 7

     SIXTEENTH:  INCORPORATOR.  The  name  and  address  of the Incorporator is:

     Hiedi  M.  Liesch
     1675  Broadway
     Denver,  CO  80202

     Dated this 12 day of February, 1996.


          INCORPORATOR:


Signature:     /s/ Hiedi M. Liesch
               --------------------------------------
               Hiedi M. Liesch


Articles of Incorporation of Integral Technologies, Inc.             Page 7 of 7

Dean Heller                 STATE OF NEVADA           Telephone 775-684-.5708
Secretary of State  OFFICE OF THE SECRETARY OF STATE  Fax 775-684-5725
                       101 N. CARSON ST., STE. 3      Web site http://sos.state.nv.us
                     CARSON CITY, NEVADA 89701-4786   Filing Fee: $75.00 (minimum)
                                                      Expediting Fee:  $50.00

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
              -----------------------------------------------------
                         FOR PROFIT NEVADA CORPORATIONS
                         ------------------------------
          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)


1.   Name  of  Corporation:  INTEGRAL  TECHNOLOGIES,  INC.

2. The articles have been amended as follows (provide article numbers, if available): Pursuant to Article Fourth of the Corporation's Articles of Incorporation, the Corporation does hereby designate 1,000,000 of the 20,000,000 authorized shares of $.001 par value Preferred Stock as Series A Convertible Preferred Stock, in accordance with the attached "Designation of Rights and Preferences of Series A Convertible Preferred Stock of Integral Technologies, Inc. dated September 30, 1999."

3. This amendment was adopted on September 30, 1999, by resolution of the board of directors without shareholder action and shareholder action was not required.

4.   Signed  this  9th  day  of  November,  1999:


/s/ William  S. Robinson
--------------------------------------------
William S. Robinson, Chairman


ATTEST:


/s/ William A. Ince
--------------------------------------------
William A. Ince, Secretary




*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.

                    DESIGNATION OF RIGHTS AND PREFERENCES OF
                     SERIES A CONVERTIBLE PREFERRED STOCK OF
                           INTEGRAL TECHNOLOGIES, INC.
                               SEPTEMBER 30, 1999


     Integral Technologies, Inc., a corporation organized and existing under the laws of the State of Nevada (the "Corporation"), DOES HEREBY CERTIFY that pursuant to the authority contained in its Articles of Incorporation, as amended, and in accordance with the Nevada Corporation Code, the Corporation's Board of Directors has duly adopted the following resolution creating a series of the class of its authorized Preferred Stock, designated as Series A Convertible Preferred Stock.

     RESOLVED  THAT:

     Whereas, by virtue of the authority contained in its Articles of Incorporation, as amended, the Corporation has the authority to issue Twenty Million (20,000,000) shares of $.001 par value Preferred Stock, the designation and amount thereof and series, together with the preferences, rights, and restrictions thereof, to be determined by the Corporation's Board of Directors pursuant to the applicable laws of the State of Nevada.

     Now, therefore, the Corporation's Board of Directors hereby establishes a series of the class of Preferred Stock authorized to be issued by the Corporation as above stated, with the designations and amounts thereof, together with the preferences, conversion and other rights, and relative participating, optional and other special rights of each such series, and the qualifications, limitations or restrictions thereof, to be as follows:

     1. Designations and Amounts. One Million (1,000,000) shares of the Corporation's authorized Preferred Stock are designated as Series A Convertible
                                                            --------------------
Preferred  Stock.
----------------

     2. Definitions. For the purposes of this Resolution the following definitions shall apply:

          (i)  "Board"  shall  mean  the  Board of Directors of the Corporation.

          (ii) "Corporation" shall mean Integral Technologies, Inc., a Nevada corporation.

          (iii) "Common Stock" shall refer to the Corporation's common stock, $.001 par value per share.

          (iv) "Subsidiary" shall mean any corporation, over 50% of whose outstanding voting stock shall at the time be owned directly or indirectly by the Corporation or by one or more Subsidiaries.

     3. Dividends. The holder of each issued and outstanding share of Series A Convertible Preferred Stock shall be entitled to receive distributions at the rate of five percent (5%) simple interest per annum based on a $1.00 per share stated value, payable in cash or in shares of restricted Common Stock, at the election of the Corporation. Such dividend shall be come due annually, in arrears, on June 30 of each year. Any dividends that the Corporation fails to declare and pay on the date due shall accumulate and accrue until later paid or upon conversion of the Series A Convertible Preferred Stock pursuant to the terms hereof. In the event that the Corporation elects to make a payment of a dividend in the form of shares of restricted Common Stock in lieu of cash, the number of shares of Common Stock to be issued shall be determined by


--------------------------------------------------------------------------------
INTEGRAL TECHNOLOGIES, INC.  SEPTEMBER 30, 1999                      PAGE 1 OF 7
DESIGNATION OF RIGHTS AND PREFERENCES OF SERIES A CONVERTIBLE PREFERRED STOCK dividing the dollar amount of the dividend as of the date declared or accrued b the market price per share of Common Stock for the "Trading Period" (as defined in paragraph 5(C)(ii)) prior to the date the dividend was declared or accrued. All dividends on the Series A Convertible Preferred Stock shall be paid before any other distributions shall be declared, paid or set aside upon the Common Stock or any other class of stock of the Corporation.

     4. Liquidation or Dissolution. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the Corporation, the holders of the issued and outstanding Series A Convertible Preferred Stock shall be entitled to receive for each share of Series A Convertible Preferred Stock, before any distribution of the assets of the Corporation shall be made to the holders of any other capital stock, a dollar amount equal to the stated value of $1.00 per share plus all accrued and unpaid distributions declared thereon, without interest. After such payment shall have been made in full to the holders of the issued and outstanding Series A Convertible Preferred Stock, or funds necessary for such payment shall have been set aside in trust for the account of the holders of the issued and outstanding Series A Convertible Preferred Stock so as to be and continue to be available therefor, then, before any further distribution of the assets of the Corporation shall be made, a dollar amount equal to that already distributed to the holders of the Series A Convertible Preferred Stock shall be distributed pro-rata to the holders of the other issued and outstanding capital stock of the Corporation, subject to the rights of any other class of capital stock set forth in the Articles of Incorporation of the Corporation or Amendments to the Articles of Incorporation filed by the Corporation. After such payment shall have been made in full to the holders of such other issued and outstanding capital stock, or funds necessary for such payment shall have been set aside in trust for the account of the holders of such other issued and outstanding capital stock so as to be and continue to be available therefor, the holders of the issued and outstanding Series A Convertible Preferred Stock shall be entitled to participate with the holders of all other classes of issued and outstanding capital stock in the final distribution of the remaining assets of the Corporation, and, subject to any rights of any other class of capital stock set forth in the Articles of Incorporation of the Corporation or any Amendments to the Articles of Incorporation filed by the Corporation, the remaining assets of the Corporation shall be divided and distributed ratably among the holders of both the Series A Convertible Preferred Stock and the other capital stock then issued and outstanding according to the proportion by which their respective record ownership of shares of the Series A Convertible Preferred Stock and such capital stock bears to the total number of shares of the Series A Convertible Preferred Stock and such capital stock then issued and outstanding. If, upon such liquidation, dissolution, or winding up, the assets of the Corporation distributable, as aforesaid, among the holders of the Series A Convertible Preferred Stock shall be insufficient to permit the payment to them of said amount, the entire assets shall be distributed ratably among the holders of the Series A Convertible Preferred Stock. A consolidation or merger of the
Corporation, a share exchange, a sale, lease, exchange or transfer of all or substantially all of its assets as an entirety, or any purchase or redemption of stock of the Corporation of any class, shall not be regarded as a "liquidation, dissolution, or winding up of the affairs of the Corporation" within the meaning of this paragraph 4.

     5. Conversion Privilege. Series A Convertible Preferred Stock shall be convertible into restricted Common Stock as hereinafter provided and, when so converted, shall be canceled and retired and shall not be reissued as such:

     (A) Any holder of the Series A Convertible Preferred Stock may at any time after issuance, convert, in whole or in part, such stock into the Common Stock of the Corporation, on presentation and surrender to the Corporation of the certificates of the Series A Convertible Preferred Stock to be so converted. In order to convert Series A Convertible Preferred Stock into Common Stock, the holder thereof shall on any business day surrender at the Corporation's principal office the certificate or certificates representing all such shares, duly endorsed to the Corporation or in blank. Series A Convertible Preferred


--------------------------------------------------------------------------------
INTEGRAL TECHNOLOGIES, INC.  SEPTEMBER 30, 1999                      PAGE 2 OF 7
DESIGNATION OF RIGHTS AND PREFERENCES OF SERIES A CONVERTIBLE PREFERRED STOCK

Stock shall be deemed to have been converted immediately prior to the close of business on the day of such surrender for conversion, and the person or persons entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable after the date of any conversion, the Corporation shall issue and deliver a certificate or certificates representing the number of shares of Common Stock issuable upon such conversion to the person or persons entitled to receive same.

     (B) The Series A Convertible Preferred Stock shall be converted into shares of Common Stock at the conversion rate, determined as hereinafter provided, in effect at the time of conversion. Unless such conversion rate shall be adjusted as hereinafter provided, the conversion rate shall be equal to such number of shares of Common Stock for such shares of Series A Convertible Preferred Stock so converted determined by a fraction, the numerator of which shall be the number of shares of Series A Convertible Preferred Stock to be converted, and the denominator of which shall be the current market price (as defined in paragraph 5(C)(ii)).

     (C) The conversion rate as hereinabove provided shall be subject to adjustment as follows:

          (i) In case the Corporation shall (a) make a distribution in shares of its capital stock, (b) subdivide its outstanding shares of Common Stock into a greater number of shares, or (c) combine its outstanding shares of Common Stock into a smaller number of shares, the conversion rate in effect immediately prior thereto shall be adjusted so that the holder of a share of Series A Convertible Preferred Stock surrendered for conversion after the record date fixing stockholders to be affected by such event shall be entitled to receive, upon conversion, the number of shares of Common Stock which such holder would have owned or have been entitled to receive after the happening of such event had such share of Series A Convertible Preferred Stock been converted immediately prior to the record date in the case of such dividend or the effective date in the case of any such subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph 5(C)(i) shall be made whenever any of such events shall happen, but shall become effective retroactively after such record date or such effective date, as the case may be, as to shares of Series A Convertible Preferred Stock converted between such record date or effective date and the date of happening of any such event.

          (ii) For the purpose of any computation under subparagraph 5(B) above, the current market price per share of Common Stock at any date shall be
(a) if the Common Stock is listed on any national securities exchange, the average of the daily closing prices for the ten consecutive business days before the day in question (the "Trading Period"); (b) if the Common Stock is not listed on any national securities exchange but is quoted on the National Association of Securities Dealers, Inc. Automated Quotation System ("NASDAQ") or the OTC Bulletin Board, the average of the high and low bids as reported thereon for the Trading Period; and (c) if the Common Stock is neither listed on any national securities exchange nor quoted on NASDAQ or the Electronic Bulletin Board, the price shall be determined in any reasonable manner approved by the Board of Directors of the Company.

     (D) No adjustment of the conversion rate shall be made in any of the following cases:

          (i) upon the grant or exercise of stock options or warrants outstanding on the date hereof or hereafter granted, or under any employee stock option plan now or hereafter authorized, or as otherwise approved by the Board of Directors;

          (ii) shares of Common Stock issued upon the conversion of Series A Convertible Preferred Stock;


--------------------------------------------------------------------------------
INTEGRAL TECHNOLOGIES, INC.  SEPTEMBER 30, 1999                      PAGE 3 OF 7
DESIGNATION OF RIGHTS AND PREFERENCES OF SERIES A CONVERTIBLE PREFERRED STOCK

          (iii) shares issued in connection with the acquisition by the Corporation or by any subsidiary of the Corporation of 80% or more of the assets of another corporation, and shares issued in connection with the acquisition by the Corporation or by any subsidiary of the Corporation of 80% or more of the voting shares of another corporation (including shares issued in connection with such acquisition of voting shares of such other corporation subsequent to the acquisition of an aggregate of 80% of such voting shares), shares issued in a merger of the Corporation or a subsidiary of the Corporation with another corporation in which the Corporation or the Corporation's subsidiary is the surviving corporation, and shares issued upon the conversion of other securities issued in connection with any such acquisition or in any such merger; or

          (iv) shares issued by way of dividend or other distribution on Common Stock excluded from the calculation of the adjustment under this subparagraph 5(D) or on Common Stock resulting from any subdivision or combination of Common Stock so excluded.

     (E) Whenever the conversion rate is adjusted as herein provided, the Corporation shall prepare a certificate signed by the Treasurer of the Corporation setting forth the adjusted conversion rate and showing in reasonable detail the facts upon which such adjustment is based. As promptly as practicable, the Corporation shall cause a copy of the certificate referred to in this subparagraph 5(E) to be mailed to each holder of record of issued and outstanding Series A Convertible Preferred Stock at the address of such holder appearing on the Corporation's books.

     (F) The Corporation shall pay all taxes that may be payable in respect of the issue or delivery of Common Stock on conversion of Series A Convertible Preferred Stock pursuant hereto, but shall not pay any tax which may be payable with respect to income or gains of the holder of any Series A Convertible Preferred Stock or Common Stock or any tax which may be payable in respect of any transfer involved in the issue and delivery of the Common Stock in a name other than that in which the Series A Convertible Preferred Stock so converted was registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

     (G) No fractional shares or scrip representing fractional shares shall be issued upon the conversion of any shares of Series A Convertible Preferred Stock. If the conversion shares of Series A Convertible Preferred Stock results in a fraction, the fraction shall be rounded up to the nearest whole share.

     (H) The Corporation shall at all times reserve and keep available, free from preemptive rights, out of its authorized Common Stock, for the purpose of effecting the conversion of the issued and outstanding Series A Convertible Preferred Stock, the full number of shares of Common Stock then deliverable in the event and upon the conversion of all of the Series A Convertible Preferred Stock then issued and outstanding.

     (I) The Series A Convertible Preferred Stock and all shares of Common Stock issued or issuable upon conversion of the Series A Convertible Preferred Stock shall be restricted and bear a restrictive legend.

     6.   Voting  Powers,  Restrictions  and  Limitations.

     (A) Except as otherwise expressly provided in subparagraph 6(B) hereof, or as required by law, each holder of Series A Convertible Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which


--------------------------------------------------------------------------------
INTEGRAL TECHNOLOGIES, INC.  SEPTEMBER 30, 1999                      PAGE 4 OF 7
DESIGNATION OF RIGHTS AND PREFERENCES OF SERIES A CONVERTIBLE PREFERRED STOCK such holder's shares of Series A Convertible Preferred Stock could be converted, pursuant to the provisions of Section (5) hereof, at the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise expressly provided herein or as required by law, the holders of shares of Series A Convertible Preferred Stock and Common Stock shall be entitled to vote together as a class on all matters.

     (B) Except as expressly provided herein or as required by law, so long as any shares of the Series A Convertible Preferred Stock remain outstanding, the Corporation shall not, and shall not permit any subsidiary (which shall mean any corporation or trust of which the Corporation directly or indirectly owns at the time a majority of the voting power) to, without the vote or written consent by the holders of at least a majority of the then outstanding shares of the Series A Convertible Preferred Stock, each share of Series A Convertible Preferred Stock to be entitled to one vote in each instance:

          (i) redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), any share or shares of Series A Convertible Preferred Stock;

          (ii) authorize or issue, or obligate itself to authorize or issue, any other equity security senior to or on a parity with the Series A Convertible Preferred Stock as to liquidation preferences, conversion rights, voting rights or otherwise; or

          (iii) effect any sale, lease, exchange or transfer of all or substantially all of the assets of the Corporation or any subsidiary thereof, or any merger or share exchange involving the Corporation or any subsidiary thereof, or any reclassification or other change of stock, or any recapitalization or any dissolution, liquidation or winding up of the Corporation.

     (C) The Corporation shall not amend its Articles of Incorporation without the approval by vote or written consent by the holders of at least a majority of the then outstanding shares of Series A Convertible Preferred Stock, each share of Series A Convertible Preferred Stock to be entitled to one vote in each instance, if such amendment would change any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series A Convertible Preferred Stock. Without limiting the generality of the next preceding sentence, the Corporation will not amend its Articles of Incorporation without the approval by the holders of at least a majority of the then outstanding shares of Series A Convertible Preferred Stock if such amendment would:

          (i) change the relative seniority rights of the holders of Series A Convertible Preferred Stock as to the payment of distributions in relation to the holders of any other capital stock of the Corporation; or

          (ii) reduce the amount payable to the holders of Series A Convertible Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or change the relative seniority of the liquidation preferences of the holders of Series A Convertible Preferred Stock to the rights upon liquidation of the holders of any other capital stock of the Corporation or change the distribution rights of the holders of Series A Convertible Preferred Stock; or

          (iii) cancel or modify the conversion rights of the holders of Series A Convertible Preferred Stock provided for in Section (5) herein.


--------------------------------------------------------------------------------
INTEGRAL TECHNOLOGIES, INC.  SEPTEMBER 30, 1999                      PAGE 5 OF 7
DESIGNATION OF RIGHTS AND PREFERENCES OF SERIES A CONVERTIBLE PREFERRED STOCK

     7. Redemption by the Corporation. The Corporation, at the option of the Board, may redeem, in whole or in part, the Series A Convertible Preferred Stock at any time outstanding by paying to the holders of record a per share cash redemption price based on the following schedule:

          (i) If the Corporation redeems within one year after the date the Series A Convertible Preferred Stock is issued to the holder, the redemption price shall be $1.50 for each share of Series A Convertible Preferred Stock so redeemed.

          (ii) If the Corporation redeems after one year but less than two years after the date the Series A Convertible Preferred Stock is issued to the holder, the redemption price shall be $2.00 for each share of Series A Convertible Preferred Stock so redeemed.

          (iii) If the Corporation redeems after two years but less than three years after the date the Series A Convertible Preferred Stock is issued to the holder, the redemption price shall be $2.50 for each share of Series A Convertible Preferred Stock so redeemed.

          (iv) If the Corporation redeems after three years but less than four years after the date the Series A Convertible Preferred Stock is issued to the holder, the redemption price shall be $3.00 for each share of Series A Convertible Preferred Stock so redeemed.

          (v) If the Corporation redeems after four years but less than five years after the date the Series A Convertible Preferred Stock is issued to the holder the redemption price shall be $3.50 for each share of Series A Convertible Preferred Stock so redeemed.

     If the Corporation elects to exercise this redemption right, the Corporation shall give written notice of the date fixed for redemption at least 14 days prior thereto to the holders of record of the Series A Convertible Preferred Stock to be redeemed. Upon redemption, holders shall be paid the applicable redemption price per share of Series A Convertible Preferred Stock plus all accrued and unpaid distributions declared or accrued, at the date fixed for redemption. At any time prior to the date fixed for redemption, holders may elect to convert, in whole or in part, the Series A Convertible Preferred Stock pursuant to paragraph 5. The Board shall have full power and authority, subject to the limitations and provisions herein contained, to prescribe the manner in which and the terms and conditions upon which the Series A Convertible Preferred Stock shall be redeemed. In addition, on such date the holders of Series A Convertible Preferred Stock shall no longer be entitled to any distributions and shall not have any rights or interests as holders of said shares, except to receive the payment herein designated, without interest thereon, upon presentation and surrender of their certificates therefor.

     8. No Preemptive Rights. No holder of the Series A Convertible Preferred Stock shall be entitled, as of right, to purchase or subscribe for any part of the unissued capital stock of the Corporation or of any capital stock of the Corporation to be issued by reason of any increase of the authorized capital stock of the Corporation, or to purchase or subscribe for any bonds, certificates of indebtedness, debentures or other securities convertible into or carrying options or warrants to purchase stock or other securities of the Corporation or to purchase or subscribe for any stock of the Corporation purchased by the Corporation or by its nominee or nominees, or to have any other preemptive rights now or hereafter defined by the laws of the State of Nevada.

     9. Changes In Terms of Series A Convertible Preferred Stock. The terms of the Series A Convertible Preferred Stock may not be amended, altered or repealed, and no class of capital stock or securities convertible into capital stock shall be authorized which has superior rights to the Series A


--------------------------------------------------------------------------------
INTEGRAL TECHNOLOGIES, INC.  SEPTEMBER 30, 1999                      PAGE 6 OF 7
DESIGNATION OF RIGHTS AND PREFERENCES OF SERIES A CONVERTIBLE PREFERRED STOCK

Convertible Preferred Stock as to distributions or liquidation, without the consent of the holders of at least 51% of the outstanding shares of Series A Convertible Preferred Stock, voting as a separate series.

     10. No Implied Limitations. Except as otherwise provided by express provisions of this Designation of Rights and Preferences of Series A Convertible Preferred Stock, nothing herein shall limit, by inference or otherwise, the discretionary right of the Board to classify and reclassify and issue any shares of Preferred Stock and to fix or alter all terms thereof to the full extent provided in the Articles of Incorporation of the Corporation.

     11. General Provisions. In addition to the above provisions with respect to the Series A Convertible Preferred Stock, such Series A Convertible Preferred Stock shall be subject to, and entitled to the benefits of, the provisions set forth in the Corporation's Articles of Incorporation with respect to Series A Convertible Preferred Stock generally.

     12. Notices. All notices required or permitted to be given by the Corporation with respect to the Series A Convertible Preferred Stock shall be in writing, and if delivered by first class United States mail, postage prepaid, to the holders of the Series A Convertible Preferred Stock at their last addresses as they shall appear upon the books of the Corporation, shall be conclusively presumed to have been duly given, whether or not the stockholder actually receives such notice; provided, however, that failure to duly give such notice by mail, or any defect in such notice, to the holders of any stock designated for redemption, shall not affect the validity of the proceedings for the redemption of any other shares of Series A Convertible Preferred Stock.

     IN WITNESS WHEREOF, Integral Technologies, Inc. has caused this Designation of Rights and Preferences of Series A Convertible Preferred Stock to be duly executed by its Chairman and attested by its Secretary the day and year first written above.


                                        INTEGRAL TECHNOLOGIES, INC.


                                        /s/ Willliam S. Robinson
                                        ----------------------------------------
                                        William S. Robinson, Chairman

Attest:


/s/ William A. Ince
--------------------------------------
William A. Ince, Secretary


--------------------------------------------------------------------------------
INTEGRAL TECHNOLOGIES, INC.  SEPTEMBER 30, 1999                      PAGE 7 OF 7
DESIGNATION OF RIGHTS AND PREFERENCES OF SERIES A CONVERTIBLE PREFERRED STOCK

     DEAN HELLER
     Secretary of State
     204 North Carson Street, Suite 1
     Carson City, Nevada 89701-4299
     (775) 684 5708
     Website: secretaryofstate.biz

-------------------------------------------
     CERTIFICATE OF AMENDMENT
     (PURSUANT TO NRS 78.385 and 78.390)
-------------------------------------------

                                              ABOVE SPACE IS FOR OFFICE USE ONLY

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
              -----------------------------------------------------
                         FOR NEVADA PROFIT CORPORATIONS
                         ------------------------------

          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)

1. Name of corporation:

Integral Technologies, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

The Articles of Incorporation have been amended by striking out the first sentence of Article FOURTH, up to the colon, as it now exists and inserting in lieu and instead thereof the following:

"FOURTH: CAPITAL STOCK. The total number of shares of all classes which the Corporation shall have authority to issue is 170,000,000, of which 20,000,000 shares shall be Preferred Shares, par value $0.001 per share, and 150,000,000 shall be Common Shares, par value $0.001 per share, and the designations, preferences, limitations, and relative rights of the shares of each class are as follows:"

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: a majority

4. Effective date of filing (optional):
                 (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required): /s/ William A. Ince, President

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.     Nevada Secretary of State
                                                            AM 78.385 Amend 2003
                                                            Revised on: 09/29/05